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                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

                                  By and Among
                            Successways Holdings Ltd.
                            Turbo International, Inc.
                              GEM Management Ltd.,
                               (the "Purchasers")
                                       and

                       ACCORD ADVANCED TECHNOLOGIES, INC.

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                          Dated as of November 22, 1998


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
                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

 ARTICLE I             CERTAIN DEFINITIONS .................................1
 ARTICLE 11            PURCHASE OF DEBENTURES ..............................3
 ARTICLE III           REPRESENTATIONS AND WARRANTIES ......................4
 ARTICLE IV            OTHER AGREEMENTS OF THE PARTIES .....................8
 ARTICLE V             CONDITIONS PRECEDENT TO CLOSING ....................12
 ARTICLE VI            TERMINATION ........................................14
 ARTICLE VII           MISCELLANEOUS ......................................15

Exhibit A             Convertible Debenture
Exhibit B             Conversion Procedures
Exhibit C             Warrant
Exhibit D             Opinion Letter
Exhibit E             Escrow Agreement
Exhibit F             Power of Attorney
Schedule 1            List of Purchasers and Warrant Holders
Schedule 3. 1 (a)     Subsidiaries
Schedule 3. 1 (c)     Capitalization
Schedule 3. 1 (f)     Required Consents and Approvals

Schedule 3. 1 (g) Litigation

                  CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, dated as of November ___________ 1998 (this "Agreement"), by and among Accord Advanced Technologies, Inc., a Nevada corporation (the "Company"), and the purchasers listed on
Schedule I attached hereto (each individually, the "Purchaser" and collectively, the "Purchasers").

                  WHEREAS,  the  Company  desires  to  issue  and  sell  to  the
Purchaser and the Purchaser desire to acquire certain of the Company's 2% Convertible Debentures, due November ___, 2003 (the "Convertible Debentures").

                  IN CONSIDERATION of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1. 1. Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "Affiliate" means, with respect to any Person, any Person that, directly or 'indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other government actions to close.

                  "Closing" shall have the meaning set forth in Section 2. 1(b).

                  "Closing Date" shall have the meaning set forth in Section 2. 1 (b).

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder as in effect on the date hereof

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Company's common stock, par value $.001 per share.

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
                  "Debentures" means the 2% Convertible Debentures of the Company, due November 2003, an example of which is attached hereto as Exhibit A.

                  "Disclosure Documents" means the disclosure package, including but not limited to the Company's audited financial statements for the years ended December 31, 1996 and 1997, the Company's unaudited financial statements for the 10 months ended October 31, 1998, the Company's business plan and press releases, delivered to the Purchaser in connection with the offering by the Company of the Debentures and the Schedules to this Agreement furnished by or on behalf of the Company pursuant to Section 3. 1.

                  "Escrow Agent" means the firm which holds the common shares in escrow, herein the firm of Kaplan, Gottbetter & Levenson, LLP, 630 Third Avenue, 5' Floor, New York, NY 10017; Tel: 212-983-0532; Fax: 212-983-9210.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GEM" means GEM Advisors, Inc., with its registered address at 712 51 Avenue, 7' Floor, New York, NY 10019; Phone: 212-582-3400; Fax:
212-265-4035.

                  "GEM Ltd." means GEM Management Limited, with its registered address at P.O. Box 860, 11 Bath Street, St. Heller, Jersey, Channel Islands JE4 OYZ.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security 'interest of any kind in or on such asset or the revenues or income thereon or therefrom.

                  "Material  Adverse Effect" shall have the meaning set forth in
Section 3. 1 (a).

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Per Share  Consideration" shall have the meaning set forth in
Section 2. 1(a)

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Purchase  Price"  shall have the meaning set forth in Section
2. 1 (a).

                  "Required  Approvals"  shall  have the  meaning  set  forth in
Section 3.

                  "Securities Act" means the Securities Act of 1933, as amended.

 11126/112.14

                  "Subsidiaries" shall have the meaning set forth in Section 3.1(a).

                  "Underlying Shares" means the shares of Common Stock into which the Debentures are convertible in accordance with the terms hereof and the Debenture, and the shares of Common Stock for which the Warrants can be exercised in accordance with the terms hereof and the Warrant.

                  "Warrants" means the common stock purchase warrants issued to GEM Ltd. and/or its assigns as part of its compensation, an example of which is attached hereto as Exhibit C.

                                   ARTICLE II

                             PURCHASE OF DEBENTURES

         Section 2.1. Purchase of Debentures; Closing

         (a) Subject to the terms and conditions herein set forth, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company on the Closing Date the number of Debentures listed opposite the Purchaser's name on Schedule 1, which shall have the respective rights, preferences and privileges set forth in Exhibit A (the "Debenture"), at a price per Debenture of US$1,000.00 (the "Per Debenture Consideration"). The Per Debenture Consideration multiplied by the number of Debentures to be purchased by the Purchaser hereunder is hereinafter referred to as the "Purchase Price." The Total principal amount of Debentures to be purchased by the Purchasers and the total Purchase Price shall be $530,000.

         (b) The closing of the purchase and sale of the Debentures (the "Closing") shall take place at the offices of the Escrow agent, Kaplan, Gottbetter & Levenson, LLP, immediately following the execution hereof, or at such other time and/or place as the Purchaser and the Company may agree, provided, however, in no case shall the Closing take place later than the fifth day after the last of the conditions listed in Article V is satisfied or waived by the appropriate party. The date of the Closing is hereinafter referred to as the "Closing Date".

         (c) At the Closing (i) the Company shall deliver to the Purchaser (A) one or more Debentures purchased hereunder, registered in the name of the Purchaser, (B) all documents, instruments and writings required to have been delivered at or prior to Closing by the Company pursuant to this Agreement, and
(ii) the Purchaser shall deliver to the Company (A) the Purchase Price as determined pursuant to this Article I in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company prior to the Closing and (B) all documents, instruments and writings required to have been delivered at or prior to Closing by the Purchaser pursuant to this Agreement. At this time, the Company shall also deliver to: (i) GEM Ltd., or is assigns, the Warrants pursuant to the term sheet (the "Term Sheet") dated November 4, 1998

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
between GEM and the Company; and (ii) GEM, six percent (6%) of the gross proceeds from the sale of the Debentures held by the Escrow Agent, representing the management fee.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3. 1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

                  (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than asset forth in Schedule 3.1(a) (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, or (b) the Purchaser's rights under this Agreement, the Debenture and the Warrants (a "Material Adverse Effect").

                  (b) Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. Each of this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (c) Capitalization. The authorized, issued and outstanding capital stock of the Company and each of the Subsidiaries is set forth in
Schedule 3. 1 (c). No shares of Common Stock are entitled to preemptive or similar rights. Except as specifically disclosed in the Disclosure Documents, there are no outstanding options, warrants, script rights to subscribe to, calls or

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
commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, bylaws or other charter documents.

                  (d) Issuance of Debentures. The Debentures have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their terms. The Company has and at all times while the Debentures are outstanding will maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement and the Debentures. When issued in accordance with the terms hereof and the Debentures, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable.

                  (e) No Conflicts The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (1) conflict with or violate any provision of its certificate of incorporation or bylaws or
(11) subject to obtaining the consents referred to *in Section 3. 1 (f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture  or  instrument  to which  the  Company  is a  party,  or (iii) to the knowledge of the Company result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and
(iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted 'in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

                  (f) Consents and Approvals. Except as specifically set forth in the Schedule 3.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than the making of the applicable blue-sky filings under state securities laws, and other than, in all cases, where the failure to obtain such consent waiver, authorization or order, or to give or make such notice or filing, would not materially

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
impair or delay the ability of the Company to effect the Closing and deliver to the Purchaser the Debentures free and clear of all Liens (collectively, the "Required Approvals").

                  (g) Litigation, Proceedings. Except as specifically disclosed in the Schedule 3. 1 (g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, State, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of this Agreement or the Debentures (ii) could, individually or in the aggregate, have a Material Adverse Effect or (111) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under this Agreement.

                  (h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

                  (i) Certain Fees. No fees or commission will be payable by the Company to any investment banker or bank with respect to the consummation of the transactions contemplated hereby except for six percent (6%) of the gross proceeds from the sale of the Debentures held in escrow to GEM for the management fee. GEM will indemnify the Company against all third party claims for management and brokerage fees;

                  (j) Disclosure Documents. The Disclosure Documents do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (k) Private Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Debentures under the Securities Act) which might subject the offering, issuance or sale of the Debentures to the registration requirements of Section 5 of the Securities Act.

                  (1) Not a Reporting Company, Eligibility to use Exemption under 504(b). The Company is not subject to the reporting requirements of
Section 13 or Section 15(d) of the Exchange Act. The Company has not sold any securities under 504(b) in the last twelve months, except for

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$425,000 raised pursuant to Rule 504 in October 1998. The Company is eligible to issue securities exempt from registration pursuant to Rule 504 of Regulation D promulgated under the Securities Act.

         Section 3.2. Representations and Warranties of the Purchaser The Purchaser hereby represents and warrants to the Company as follows:

                  (a)  Organization;  Authority.  The Purchaser is a corporation duly and validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder. The purchase of the Debentures by the Purchaser hereunder has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement has been duly executed and delivered by the Purchaser or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                  (b) Investment Intent. The Purchaser is acquiring the Debentures and the Underlying Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Debentures or Underlying Shares or any part thereof or interest therein, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Debentures or Underlying Shares in compliance with applicable State securities laws and under an exemption from registration under Rule 504 of the Securities Act.

                  (c) Purchaser Status. At the time the Purchaser was offered the Debentures, it was, and at the date hereof, it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (d) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Debentures, and has so evaluated the merits and risks of such investment.

                  (e) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Debentures and, at the present time, is able to afford a complete loss of such investment.

                  (f) Prohibited Transactions. The Debentures to be purchased by the Purchaser are not being acquired, directly or indirectly, with the assets of any "employee benefit plan", within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

                  (g) Access to Information. The Purchaser acknowledges receipt of the Disclosure Documents and further acknowledges that it has been afforded
(i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Debentures and the merits and risks of investing in the Debentures; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Common Stock; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Debentures and to verify the accuracy and completeness of the information contained in the Disclosure Documents.

                  (h) Reliance.  The Purchaser understands and acknowledges that
(i) the Debentures are being offered and sold, and the Underlying Shares are being offered, to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

                  The Company acknowledges and agrees that the Purchaser makes no representation or warranty with respect to the transactgions contemplated hereby other than those specifically set forth in Article III herein.

                                   ARTICLE IV

                        OTHER AGREEMENTS OF THE PARTIES

         Section 4.1. Manner of Offering The Debentures and Warrants are being issued pursuant to Rule 504(b) of Regulation D of the Securities Act of 1933. The Debentures, Warrants and the Underlying Shares will be exempt from restrictions on transfer, and will carry no restrictive legend. The Company will use its best efforts to insure that no actions are taken that would jeopardize the availability of the exemption from registration under Rule 504(b) for the Debentures, the Warrants and the Underlying Shares.

         Section 4.2. Furnishing of Information. As long as the Purchaser owns Debentures, the Warrants or Underlying Shares, the Company will promptly furnish to it all annual and quarterly reports comparable to those required by Section 13(a) or 15(d) of the Exchange Act.

         Section 4.3. Notice of Certain Events. The Company shall (i) advise the Purchaser promptly after obtaining knowledge thereof, and, if requested by the Purchaser, confirm such advice in writing, of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Debentures or the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) any event that makes any statement of a material fact made in the Disclosure Documents untrue or that requires the making of any additions to or changes in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (11) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Debentures or the Common Stock under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Debentures or the Common Stock under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         Section 4.4. Copies and Use of Disclosure Documents. The Company shall furnish the Purchaser, without charge, as many copies of the Disclosure Documents, and any amendments or supplements thereto, as the Purchaser may reasonably request. The Company consents to the use of the Disclosure Documents, and any amendments and supplements thereto, by the Purchaser in connection with resales of the Debentures or the Underlying Shares other than pursuant to an effective registration statement.

         Section 4.5. Modification to Disclosure Documents. If any event shall occur as a result of which, in the reasonable judgment of the Company or the Purchaser, it becomes necessary or advisable to amend or supplement the Disclosure Documents in order to make the statements therein, in the light of the circumstances at the time the Disclosure Documents were delivered to the Purchaser, not misleading, or if it is necessary to amend or supplement the Disclosure Documents to comply with applicable law, the Company shall promptly prepare an appropriate amendment or supplement to the Disclosure Documents ('in form and substance reasonably satisfactory to both the Purchaser and Company) so that (i) as so amended or supplemented the Disclosure Documents will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to Purchaser, not misleading and (11) the Disclosure Documents will comply with applicable law.

         Section 4.6. Blue Sky Laws. The Company shall cooperate with the Purchaser in connection with the qualification of the Debentures, the Warrants and the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request and to continue such qualification at all times through the fifth anniversary of the Closing Date; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified.

         Section 4.7 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined. in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Debentures, the Warrants or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale of the Debentures, the Warrants or Underlying Shares to the Purchaser.

         Section 4.8 Furnishing of Rule 144A Materials. The Company shall, for so long as any of the Debentures, the Warrants or Underlying Shares remain outstanding and during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to any registered holder of Debentures, the Warrants or Underlying Shares in connection with any sale thereof and any prospective purchaser of such Debentures, Warrants or Underlying Shares from such Person, the following information in accordance with Rule 144A(d)(4) under the Securities Act: a brief statement of the nature of the business of the Company and the products and services it offers and the Company's most recent audited balance sheet and profit and loss and retained earnings statements, and similar audited financial statements for such part of the two preceding fiscal years as the Company has been in operation.

         Section 4.9 Solicitation Materials. The Company shall not (1) distribute any offering materials in connection with the offering and sale of the Debentures, the Warrants or Underlying Shares other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or (it) solicit any offer to buy or sell the Debentures, the Warrants or Underlying Shares by means of any form of general solicitation or advertising.

         Section 4.10 Subsequent Financial Statements. The Company shall furnish to the Purchaser, promptly after they are filed with the Commission, a copy of all financial statements for any period subsequent to the period covered by the financial statements included in the Disclosure Documents.

         Section 4.11. Prohibition on Certain Actions. From the date hereof through the Closing Date, the Company shall not and shall cause the Subsidiaries not to, without the consent of the Purchaser, (1) amend its Certificate of Incorporation, bylaws or other character documents so as to adversely affect any rights of the Purchaser; (ii) split, combine or reclassify its outstanding capital stock; (ill) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock; (iv) redeem, repurchase or offer to repurchase or otherwise acquire shares of its Common Stock; or (v) enter into any agreement with respect to any of the foregoing.

         Section 4.12. Listing of Underlying Shares The Company shall use its best efforts to maintain the listing for its common stock on the NASD Electronic Bulletin Board (or other national securities exchange or market on which the Common Stock is listed) during the period that the Debentures may be converted hereunder by the Purchaser or the Warrants may be exercised, and shall provide to the Purchaser evidence of such listing.

         Section 4.13. Conversion Procedures:- Exhibit B attached hereto sets forth the procedures with respect to the conversion of the Debentures, including the forms of conversion notice to be provided upon conversion, instructions as to the procedures for conversion, the form of legal opinion, if necessary, that shall be rendered to the Company and such other information and instructions as may be reasonably necessary to enable the Purchaser to exercise its right of conversion smoothly and expeditiously.

         Section 4.14 Registration of Underlying Shares. So long as any War-rants remain unexercised or Debentures remain outstanding, the Company agrees not to file a registration statement with the Commission, without first having registered the Underlying Shares for resale with the SEC and for resale in such states of the United States as the Holders thereof (or the Holders of the Debentures) shall reasonably request. If the Company shall propose to file with the SEC any registration statement other than a Form 10 which would cause, or have the effect of causing, the Company to become subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act (a "Reporting Issuer") or to take any other action the effect of which would be to cause the Underlying Shares to be issued upon conversion of any then outstanding Debentures to be restricted securities or cause the Underlying Shares to be issued upon exercise of any then outstanding Warrants to be restricted securities (as such term defined in Rule 144 promulgated under the Securities Act), the Company agrees to give written notification of such to the Holders of the Debentures or the Warrants then outstanding at least two weeks prior to such filing or taking of the proposed action. If any Debentures or Warrants are outstanding at the end of such notice period, the Company agrees to file a registration statement on Form S-1 or SB-2, or such other form of registration statement in which the Underlying Shares may be included, and to include in such registration statement the Underlying Shares issuable upon conversion of any then outstanding Debentures or the exercise of any then outstanding Warrants so as to pen-nit the public resale thereof. All costs and expenses of registration shall be borne by the Company.

         Notwithstanding the foregoing, if the Company for any reason shall become a Reporting Issuer, or shall have taken any action the effect of which would be to cause the Underlying Shares to be issued upon conversion of any then outstanding Debentures or the exercise of any then outstanding Warrants to be restricted securities (as such term is defined in Rule 144 promulgated under the Securities Act), the Company agrees to immediately file with the SEC and cause to become effective a registration statement which would permit the public resale of such Underlying Shares in such states of the United States as the Holders thereof shall reasonably request. All costs and expenses of such registration and related Blue Sky filings shall be borne by the Company.

         Section 4.15 Escrow. The Company agrees to enter into the escrow agreement attached hereto as Exhibit E (the "Escrow Agreement"), and to issue into said Escrow certificates to be held by the Escrow Agent (as defined in the Escrow Agreement), registered in the names of the Purchasers and without any restrictive legend of any kind, pursuant to the terms of such Escrow Agreement, rounded up to the nearest even 25,000 shares. Such certificates shall be in denominations of 25,000 shares.

         Section 4.16 Attorney-in-Fact. To effectuate the terms and provisions of this Agreement, the Escrow Agreement, the Debenture and the Warrants, the Company hereby designates and appoints the Escrow Agent and each of its designees or agents as attorney-in-fact of the Company, irrevocably and with power of substitution, with authority to carry out any acts and things necessary or advisable in the sole discretion of the Escrow Agent to carry out and enforce this Agreement, the Escrow Agreement, the Debenture and the Warrants, pursuant to Exhibit F attached hereto. All acts done under the foregoing authorization are hereby ratified and approved and neither the Escrow Agent nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law. This power of attorney being coupled with an interest is irrevocable while any amount of the Debenture remains unpaid, any amount of the Warrants remain unexercised or any portion of this Agreement or the Escrow Agreement remains unsatisfied.

         Section 4.17 Short Selling. Purchasers and their Affiliates agree not to engage in any short sales, swaps, purchase of puts, or other hedging activities involving the Common STOCK OR other securities of the Company.

         Section 4.18 Changes to Rule 504. If any shares of Common Stock required to be reserved for purposes of conversion of the Debenture or exercise of the War-rants hereunder require registration with or approval of any governmental authority under any federal (including but not limited to the Act or similar federal statute than in force) or state law, or listing on any national securities exchange, before such shares may be issued upon conversion or exercise, for reasons including but not limited to a material change in Rule 504 of Regulation D promulgated under the Act, the Company will, at its expense, as expeditiously as possible cause such shares to be duly registered or approved or listed on the relevant national securities exchange, as the case may be. Shares of Common Stock issued upon conversion of the Debenture or exercise of the Wan-ants shall be registered by the Company under the Act if required by
Section 4.14 and subject to the conditions stated therein.

                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

         Section 5. 1. Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to purchase the Debentures is subject to the satisfaction or waiver by the Purchaser, at or prior to the Closing, of each of the following conditions:

                  (a) Legal Opinion Exhibit D. The Purchaser shall have received the legal opinion, addressed to it and dated the Closing Date of the Counsel for the Company. Such legal opinion shall address the Company's authority to enter into this Agreement and the applicability of Rule 504 to the offer and sale of the Debentures, the Warrants and the Underlying Shares;

                  (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein shall be. true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date);

                  (c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

                  (d) No Material Adverse Effect. Since the date of the financial statements included in the Company's Disclosure Documents, no event which had a Material Adverse Effect shall have occurred which is not disclosed in the Disclosure Documents;

                  (e) No Prohibitions. The purchase of and payment for the Debentures (and upon conversion thereof, the Underlying Shares) hereunder (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Purchaser to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Purchaser of the purchase of the Debentures or the Underlying Shares (provided, however, that such regulation, law or onerous condition was not in effect in such form at the date of this Agreement);

                  (f) Company Certificates. The Purchaser shall have received a certificate, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company and certifying (i) that attached thereto is a true, correct and complete copy of (A) the Company's Certificate of Incorporation, as amended to the date thereof, (B) the Company's By-Laws, as amended to the date thereof, (C) resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the issuance and sale of the Debentures, Warrants and the Underlying Shares and the appointment of the Attorney-in-Fact pursuant to Section 4.16, and (D) a certificate of good standing from the Secretary of State of Nevada and (ii) the incumbency of officers executing this Agreement;

                  (g) No Suspensions of Trading in Common Stock Trading in the Common Stock shall not have been suspended by the Commission or the NASD or other exchange or market on which the Common Stock is listed or quoted (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

                  (h) Required Approvals All Required Approvals shall have been obtained;

                  (i) Delivery of Debentures The Company shall have delivered to the Escrow Agent the certificate(s) representing the Debentures, registered in the name of the Purchaser, each in form satisfactory to the Purchaser.

                  (j) Power of Attorney Exhibit F The Escrow Agent shall have received a power of attorney executed on behalf of the Company pursuant to
Section 4.16.

         Section 5.2. Conditions Precedent to Obligations of the Company The obligation of the Company to issue and sell the Debentures hereunder is subject to the satisfaction or waiver by the Company, at or to the Closing, of each of the following conditions:

                  (a) Accuracy- of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date);

                  (b) Performance by the Purchaser. The Purchaser shall have performed satisfied and complied in all material respects with all covenants, agreements and CONDITIONS required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

                  (c) No Prohibitions. The sale of the Debentures (and upon conversion thereof, the Underlying Shares) hereunder (1) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation and (ii) shall not subject the Company to any penalty, or in its reasonable judgment, any other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Company of the sale of Debentures or the Underlying Shares to the Purchaser (provided, however, that such regulation, law or onerous condition was not in effect in such form at the date of this Agreement).

                                   ARTICLE VI

                                   TERMINATION

         Section 6. 1. Termination by Mutual Consent. This Agreement may be terminated at any time prior to Closing by the mutual consent of the Company and the Purchaser.

         Section 6.2. Termination by the Company or the Purchaser. This Agreement may be terminated prior to Closing by either the Company or the Purchaser, by giving written notice of such termination to the other party, if-.

                  (a) the Closing shall not have occurred by November 20, 1998; provided that the terminating party is not then in material breach of its obligations under this Agreement in any manner that shall have caused the failure referred to in this paragraph (a);

                  (b) there shall be in effect any statute, rule, law or regulation that prohibits the consummation of the Closing or if the consummation of the Closing would violate any nonappealable final judgment, order, decree, ruling or injunction of any court of or governmental authority having competent jurisdiction; or

                  (c) there shall have been an amendment to Regulation D or an interpretive release promulgated or issued thereunder, which, in the reasonable judgment of the terminating party, would materially adversely affect the transactions contemplated hereby.

         Section 6.3. Termination by the Company. This Agreement may be terminated prior to Closing by the Company, by giving written notice of such termination to the Purchaser, if the Purchaser has materially breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within five business days following receipt by the Purchaser of notice of such breach.

         Section 6.4. Termination by the Purchaser. This Agreement may be terminated prior to Closing by the Purchaser, by giving written notice of such termination to the Company., if

                  (a) the Company has breached any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within five business days following receipt by the Company of notice of such breach;

                  (b) there has occurred an event since the date of the financial statements included in the Company's disclosure documents which could reasonably be expected to have a Material Adverse Effect and which is not disclosed in the Disclosure Documents; or

                  (c) trading in the Common Stock has been suspended by the Commission or the NASD or other exchange or market on which the Common Stock is listed or quoted (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company).

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7. 1. Fees and Expenses Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay the fees of the Escrow Agent and all stamp and other taxes and duties levied in connection with the issuance of the Debentures (and upon conversion thereof, the Underlying Shares) pursuant hereto. The Purchaser shall be responsible for its own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay (1) all costs, expenses, fees and all taxes incident to and in connection with: (A) the preparation, printing and distribution of the Disclosure Documents and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith (B) the issuance and delivery of the Debentures and, upon conversion thereof, the Underlying Shares, (C) the qualification of the Debentures and, upon conversion thereof, the Underlying Shares for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Purchasers' counsel relating to such registration or qualification), (D) furnishing such copies of the Disclosure Documents and all amendments and supplements thereto, as may reasonably be requested for use in connection, with resales of the Debentures and, upon conversion thereof, the Underlying Shares, and (E) the preparation of certificates for the Debentures and, upon conversion thereof, the Underlying Shares (including, without limitation, printing and engraving thereof, (11) all fees and expenses of the counsel and accountants of the Company and (iii) all expenses and listing fees on Securities Exchanges, if any.

         Section 7.2. Entire Agreement; Amendments. This Agreement, together with the Exhibits, Annexes and Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

         Section 7.3. Notices Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:        Mr. Travis Wilson
                          President
                          Accord Advanced Technologies, Inc.
                          5002 South Ash Avenue
                          Tempe, AZ 85282
                          Tel.- (602) 820-1400
                          Fax: (602) 820-2319

With copies to:           Gregory Frost, Esq.
                          Tanner, Propp, Esq.
                          99 Park Avenue, 25" Floor
                          New York, NY 100 16
                          Tel: (212) 986-7714
                          Fax: (212) 687-0056
If to the Purchaser:

See Schedule I - Schedule of Purchaser (attached hereto)

With copies to:           Adam S. Gottbetter
                          Kaplan Gottbetter & Levenson, LLP
                          630 Third Avenue
                          New York, NY 100 17
                          Tel: 212-983-0532
                          Fax: 212-983-9210

or such other address as may be designated in writing hereafter, in the same manner, by such person.

         Section 7.4 Amendments, Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, 'in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 7.5. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 7.6. Successors and Assigns This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

         Section 7.7. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 7.8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

         Section 7.9. Survival. The representations and warranties of the Company and the Purchaser contained in Article 11 and the agreements and covenants of the parties contained in Article IV and this Article VII shall survive the Closing (or any earlier termination of this Agreement) and any conversion of Debentures hereunder for a period of five (5) years.

         Section 7.10. Counterpart Signatures. This Agreement maybe executed in two or more counterparts, all-of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof

         Section 7.11. Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

         Section 7.12. Severability In case anyone or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         Section 7.13. Remedies In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Company under this Agreement and the Company will be entitled to specific performance of the obligations of the Purchaser hereunder with respect to the subsequent transfer of Debentures and the Underlying Shares. Each of the Company and the Purchaser agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the par-ties hereto have caused this Agreement to be duly executed as of the date first indicated above.

                                        Company:
                                        ACCORD ADVANCED TECHNOLOGIES, INC.

                                        By: /s/ Travis Wilson
                                            ---------------------------------
                                             Name: Travis Wilson
                                             Title:President


                                        Purchaser:



                                        By:
                                            ---------------------------------
                                             Name:
                                             Title:

                                    Exhibit B
                                    ---------

                             CONVERSION PROCEDURES

1. Holder shall execute Holder Conversion Notice in the form attached to the Debenture as Exhibit A.

2. Holder shall send by fax the Holder Conversion Notice to the Company and to the Escrow Agent.

3. Holder shall send the original Debenture and Holder Conversion Notice to the Escrow Agent, along with a fee of $350, with instructions regarding names and amount of certificates for the issuance of the Underlying Shares, and instructions as to the reissuance of the balance of the Debentures, if conversion is not in full.

4. Company will issue the new Debentures (if any) and will send such new Debentures by overnight courier within five (5) business days to the Escrow Agent. The Escrow Agent shall send the new Debenture (if any) and the Common Shares to the Holder per his instructions. If the Escrow Agent has not received the new Debenture (if any) and the Common Shares from the Company within two business days of his receipt of the Conversion Notice, he shall issue the Common Shares to the Holder from the Escrow Shares.

                                   SCHEDULE 1
                                   ----------


PURCHASER                           FULL AMOUNT OF             NUMBER OF SHARES
Name & Address                      Debenture                  In Escrow
--------------                      ---------                  ----------

Gem Management Limited              $380,000                   1,220,000
P.O. Box 860
11 Bath Street
St. Helier
Jersey
JE4 OYZ
Phone: 44-1534-872-111
Fax: 44-1534-873-111

--------------------------------------------------------------------------------

Turbo International, Inc.           $50,000                    160,000
50 Shirley Street
P.O. Box N755
Nassau, Bahamas
Phone: 242-326-5528
Fax: 242-328-2935

--------------------------------------------------------------------------------

Successways Holding Limited         $100,000                   320,000
39 F Shun Tak Centre West Tower
200 Connaught Road Central
Hong Kong
Phone: 852-2859-3482

================================================================================

WARRANT HOLDER                      FULL NUMBER                NUMBER OF SHARES
Name & Address                      of Warrants                in Escrow
--------------                      -----------                ---------

Gem Management Limited              200,000                    200,000
P.O. Box 860
11 Bath Street
St. Helier
Jersey
JE4 OYZ
Phone: 44-1534-872-111
Fax: 44-1534-873-111

                                   CERTIFICATE

                      Pursuant to Article V Section 5.1(f)
                    Convertible Debenture Purchase Agreement

         1, Carl P. Ran no, Secretary of Accord Advanced Technologies, Inc., hereby certifies that as of November 22, 1998 the attached is a true, correct and complete copy of (A) the Company's Certificate of Incorporation, as amended to the date thereof, (B) the Company's By-Laws, as amended to the date hereof, and (C) resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement, the issuance and sale of the Debentures, Warrants and the Underlying Shares and the appointment of the Attorney-in-Fact pursuant to Section 4.16.

         I further certify that Travis Wilson is the duly elected President of Accord Advanced Technologies, Inc. and in said capacity has been authorized to execute this Agreement.

Date:  11/22/98
       -----------

/s/ Carl P. Ranno
------------------
Carl P. Ranno

Secretary

                                SCHEDULE 3.1(a)

                                  Subsidiaries

Accord Semiconductor Equipment Group, Inc. an Arizona Corporation located in Tempe AZ is a wholly owned subsidiary of the Company.

                                SCHEDULE 3.1(c)

                                 CAPITALIZATION

Authorized Shares

         Common                                                      47,000,000
         Preferred                                                    3,000,000
                                                                      ---------
                  Total                                              50,000,000

Issued and Outstanding

         Common                                                      37,648,000

         (which includes 30,618,000 restricted shares held by Officers, Directors, employees and others)

          Preferred                                                           0

         Options Employees                                               190,000

                                SCHEDULE 3.1 (f)
                         Required Consents and Approvals

None

                                SCHEDULE 3.1(G)

                                   LITIGATION

NAME                                CLAIM                      Status
Nismic Sales                  Release of Stock          Co-Defendant to settle

v. Accord et al                                           their responsibility
Control Systems             Past due amount               Settlement in effect
v. Accord SEG
Scott Mason/EASE            Broker fees past due          Amount is being
v. Accord SEG.                                             negotiated
Linder/ Sun West            Commissions Due               Amount is in dispute
v. Accord SEG

Accord SEG is the subsidiary of Accord Advanced Technologies, Inc. There is one case pending against the parent company as indicated above. None of the above matters, individually or in the aggregate, will have a Materially Adverse Effect or could materially impair the ability of the Company to perform fully on a timely basis its obligations under this Agreement.